UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1/A
                                 AMENDMENT NO. 1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 XTRASAFE, INC.
             (Exact name of registrant as specified in its charter)

                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)

                                      3490
            (Primary Standard Industrial Classification Code Number)

                                   26-2780766
                     (I.R.S. Employer Identification Number)

               600 Lexington Ave., 9th Floor, New York, NY, 10022
                    Phone (646) 340-9051, Fax (717) 313-0503
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                    STATE AGENT AND TRANSFER SYNDICATE, INC.
                David N. Williams, Agents and Corporations, Inc,
              300 5TH Avenue South, Suite 101-330, Naples, FL 34102
                                 (302) 575-0877
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

 As soon as practicable after the effective date of this registration statement
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)

                               CALCULATION OF REGISTRATION FEE
Title of Each Class                      Proposed Maximum    Proposed Maximum     Amount of
of Securities to be       Amount to be    Offering Price    Aggregate Offering   Registration
Registered                 Registered       Per Unit(1)           Price             Fee(2)
-----------------------   ------------   ----------------   ------------------   ------------
Common Stock by Company     3,000,000         $0.01               $30,000           $3.14
par value $0.001

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee ............      $     3.14
Federal Taxes ..................................................      $     0.00
State Taxes and Fees ...........................................      $     0.00
Listing Fees ...................................................      $     0.00
Printing Fees ..................................................      $   300.00
Transfer Agent Fees ............................................      $ 1,200.00
Accounting fees and expenses ...................................      $ 2,500.00
Legal fees and expenses ........................................      $ 1,500.00
                                                                      ----------
TOTAL ..........................................................      $ 5,503.14
                                                                      ==========

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

See "Disclosure of Commission Position of Indemnification for Securities" above.

                     RECENT SALES OF UNREGISTERED SECURITIES

XtraSafe is authorized to issue up to 100,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

We have issued 9,000,000 common shares to our sole officer and director for total consideration of $9,000, or $0.001 per share.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

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

                                    EXHIBITS

EXHIBIT NO.    DOCUMENT DESCRIPTION
-----------    --------------------
3.1            Articles of Incorporation *
3.1.1          Amended Articles of Incorporation *
3.2            By-Laws *
4.1            Specimen Stock Certificate *
5.1            Legal Opinion **
14             Code of Business Conduct and Ethics *
23.1           Consent of Accountants *
---------
*  previously filed
** filed herewith

DESCRIPTION OF EXHIBITS

EXHIBIT 3.1
-----------

Articles of Incorporation of XtraSafe, Inc., dated June 5, 2008 and approved June 5, 2008.

EXHIBIT 3.1.1
-------------

Amended Articles of Incorporation of XtraSafe, Inc., dated August 13, 2008 and approved August 13, 2008.

EXHIBIT 3.2
-----------

Bylaws of XtraSafe, Inc., approved and adopted on June 5, 2008.

EXHIBIT 4.1
-----------

Specimen Stock Certificate of XtraSafe, Inc.

EXHIBIT 5.1
-----------

Legal Opinion

EXHIBIT 14
----------

Code of Business Conduct and Ethics document of XtraSafe, Inc.

EXHIBIT 23.1
------------

Consent of Accountants, regarding the use in this Registration Statement of their auditors' report on the financial statements of XtraSafe, Inc., for the period ending August 31, 2008.

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

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York in New York on this 25st day of November, 2008.

                                                                  XTRASAFE, INC.


                                                                 /s/ SIDNEY ZION
                                                    ----------------------------
                                                                     SIDNEY ZION
                                                          President and Director
                                                     Principal Executive Officer
                                                     Principal Financial Officer
                                                    Principal Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


                                                                 /s/ SIDNEY ZION
                                                    ----------------------------
                                                                     SIDNEY ZION
                                                          President and Director
                                                     Principal Executive Officer
                                                     Principal Financial Officer
                                                    Principal Accounting Officer

                                                               November 25, 2008

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